UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (date of earliest event reported): March 30, 2000



                              ATOMIC BURRITO, INC.
             (Exact name of registrant as specified in its charter)


                                    Oklahoma
         (State or other jurisdiction of incorporation or organization)

           000-24058                                     84-1131343
    (Commission File Number)                (I.R.S. Employer Identification No.)


                              1601 N.W. Expressway
                          Oklahoma City, Oklahoma 73118
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 405-848-0996

                                  EXHIBIT INDEX


                                                                   Sequentially
    Exhibit No.                Exhibit Name                       Numbered Page
    ----------                 ------------                       -------------

       99.1           Press release dated March 30, 2000                 4






Item 5.  Other Events

        On March 30, 2000, Atomic Burrito, Inc. ("Atomic Burrito") announced an agreement in principle to acquire unHatched.com, Inc. ("unHatched"), a recently-formed, privately-held California company engaged as an internet incubator. The acquisition would involve the merger of unHatched into Atomic Burrito for an initial 1.5 million shares, warrants to purchase 3.0 million shares from $2.50 to $7.50, and an additional 2.5 million shares based the subsequent revenues of unHatched, additional equity capital for Atomic Burrito, and the Atomic Burrito per share price. The acquisition is subject to customary conditions, including the execution of a definitive agreement and approval by the Atomic Burrito shareholders. The press release relating to the announcement is attached as an exhibit to this report.

Item 7.   Financial Statements and Exhibits.

(c)     The following exhibit is filed with this report:


           99.1 Press release dated March 30, 2000.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Dated:  April 10, 2000                         Atomic Burrito, Inc.


                                               By:/s/James E. Blacketer
                                                  ------------------------------
                                                  President